UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2023

TARSUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39614	81-4717861
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15440 Laguna Canyon Road, Suite 160

Irvine, CA 92618

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 409-9820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TARS	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2023, Tarsus Pharmaceuticals, Inc. (the “Company”), Hercules Capital, Inc. (“Hercules”) and Silicon Valley Bank (“SVB” and together with Hercules, the “Lenders”) entered into a First Amendment to Loan and Security Agreement (the “First Amendment”) to amend that certain Loan and Security Agreement, by and between the Company and the Lenders, dated as of February 2, 2022 (the “Loan and Security Agreement”), under which the Lenders agreed to lend to the Company up to $175.0 million, to be made available in five tranches, subject to specified conditions.

The First Amendment extends the period for the Company to draw down the second tranche of $25.0 million (the “Second Tranche”) under the Loan and Security Agreement from March 15, 2023 to March 15, 2024 (subject to achievement of a regulatory milestone, which was achieved), provided that at least $5.0 million is drawn on or before March 15, 2023 and at least an additional $5.0 million is drawn on or before September 15, 2023 (then leaving $15 million available under the Second Tranche after these two draws). As previously disclosed, the third tranche of $35 million will be available upon FDA approval of TP-03 for the treatment of Demodex blepharitis and is also available to draw down by March 15, 2024. The then-available balance of $20 million under the first tranche expired pursuant to the terms of the Loan and Security Agreement on December 15, 2022, as undrawn.

Further, the First Amendment also reduces the interest rate under the Loan and Security Agreement to the greater of (a) the prime rate as reported in The Wall Street Journal plus 4.45% (with an aggregate cap of 11.45%) and (b) 8.45%. The First Amendment also amends the terms of prepayment under the Loan and Security Agreement. The Company did not incur any lender fees as part of this First Amendment.

The foregoing description of the material terms of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which, subject to any applicable confidential treatment, will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARSUS PHARMACEUTICALS, INC.

Date: January 5, 2023	/s/ Leonard M. Greenstein
Leonard M. Greenstein
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)